Exhibit 32

SECTION 1350 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of Caleminder Inc., (the “Company” ), does hereby certify, to such officer’s knowledge, that:

(1)    The quarterly report on form 10-Q of the Company for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated May 12, 2017	By:	/s/ David Lamadrid
David Lamadrid
Chief Executive Officer
(principal executive, financial and
accounting officer)